UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

_____________

Date of Report (Date of earliest event reported): June 15, 2005 (June 14, 2005)

LIFEPOINT HOSPITALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51251	20-1538254
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

103 Powell Court, Suite 200	37027
Brentwood, Tennessee	(Zip Code)
(Address of principal executive offices)

(615) 372-8500
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant
Item 3.02. Unregistered Sales of Equity Securities
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1: FORM OF SENIOR SUBORDINATED CREDIT AGREEMENT
EX-99.1: PRESS RELEASE

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

     On June 15, 2005, LifePoint Hospitals, Inc. (“LifePoint Hospitals”) announced that it has entered into a new $192,000,000 senior subordinated credit agreement with Citicorp North America, Inc. as administrative agent, and the lenders party thereto. The proceeds of the borrowing were loaned to LifePoint Hospitals’ wholly owned subsidiary, Historic LifePoint Hospitals, Inc. (“Historic LifePoint”), and are being used by Historic LifePoint to pay the redemption price for $185,126,000 outstanding principal amount of its 4 1/2% Convertible Subordinated Notes due 2009 (the “Notes”). As previously announced, the Notes were called for redemption at a redemption price of 102.571% of the principal amount, plus accrued and unpaid interest to, but excluding, the redemption date, which is June 15, 2005.

     The senior subordinated credit agreement matures in 2013 without amortization and bears interest, at LifePoint Hospitals’ option, initially at a rate of ABR plus 2.50% or LIBOR plus 3.50%, in each case plus 0.50% after each quarter, with a maximum rate of 9% (for ABR) and 10% (for LIBOR). The senior subordinated credit facility is guaranteed, on a senior subordinated basis, by all subsidiaries of LifePoint Hospitals which guaranty its obligations under the existing senior bank credit agreement.

Item 3.02. Unregistered Sales of Equity Securities.

     As previously announced, at the request of Historic LifePoint, on May 16, 2005, U.S. Bank National Association (as successor in interest to National City Bank), as trustee under the Indenture dated as of May 22, 2002 as amended by the First Supplemental Indenture dated as of April 15, 2005 (collectively, the “Indenture”) relating to Historic LifePoint’s 4 1/2% Convertible Subordinated Notes due 2009 (the “Notes”) mailed a Notice of Redemption (the “Notice of Redemption”) to holders of the Notes providing that Historic LifePoint will redeem on June 15, 2005 (the “Redemption Date”) all of the $221,000,000 aggregate principal amount of the outstanding Notes at a price equal to 102.571% of their principal amount plus accrued and unpaid interest from June 1, 2005 to, but excluding, the Redemption Date. The Notes are fully and unconditionally guaranteed by LifePoint Hospitals and were convertible at the option of the holder at any time on or prior to the close of business on June 14, 2005 at a conversion rate of 21.1153 shares of common stock, par value, $0.01 per share, of LifePoint Hospitals per $1,000 principal amount of Notes, or an effective conversion price of approximately $47.36 per share.

     On June 14, 2005, holders of approximately $35,874,000 in aggregate principal amount of the Notes elected to convert their Notes into an aggregate of 757,482 shares of common stock, par value $0.01 per share, of LifePoint Hospitals. LifePoint Hospitals is redeeming the remaining $185,126,000 principal amount of Notes on June 15, 2005.

     The shares of common stock were issued solely to existing security holders upon conversion of the Notes pursuant to the exemption from registration provided under Section 3(a)(9) of the Securities Act of 1933, as amended. LifePoint Hospitals did not pay or give, directly or indirectly, any commission or other remuneration for soliciting such conversion.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Exhibits.

Exhibit
Number	Description
10.1	Form of Senior Subordinated Credit Agreement, dated as of June 15, 2005, by and among LifePoint Hospitals, Inc., as borrower and Citicorp North America, Inc., as administrative agent, and the lenders party thereto.

99.1	Press release.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEPOINT HOSPITALS, INC.

	By:	/s/ William F. Carpenter III

	Name:	William F. Carpenter III
	Title:	Executive Vice President, General Counsel and
Secretary
Date: June 15, 2005

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Form of Senior Subordinated Credit Agreement, dated as of June 15, 2005, by and among LifePoint Hospitals, Inc., as borrower and Citicorp North America, Inc., as administrative agent, and the lenders party thereto.

99.1	Press release.